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                                                          Exhibit 99.(d)(2)(iii)

                                   APPENDIX A

                      WELLS CAPITAL MANAGEMENT INCORPORATED
                        INVESTMENT SUB-ADVISORY AGREEMENT

                           WELLS FARGO VARIABLE TRUST

                         ------------------------------
                              VARIABLE TRUST FUNDS
                         ------------------------------
                           VT Asset Allocation Fund/1/
                                VT Discovery Fund
                              VT Core Equity Fund*
                            VT Equity Income Fund/2/
                             VT Money Market Fund/3/
                              VT Omega Growth Fund*
                         VT Small/Mid Cap Value Fund/4/
                               VT Opportunity Fund
                            VT Small Cap Growth Fund
                            VT Total Return Bond Fund
                         ------------------------------

Most recent annual approval by the Board of Trustees:  March 27, 2009

Appendix A amended:  January 11, 2010

----------
/1/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the name change of the VT Asset Allocation Fund to the VT Index Asset Allocation Fund, effective May 1, 2010.

* In connection with the reorganization with the Evergreen family of funds, on December 18, 2009 and January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the establishment of new Wells Fargo Advantage VT shell funds to become effective on July 16, 2010.

/2/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Equity Income Fund into the VT Intrinsic Value Fund. Subject to the receipt of shareholder approval, the merger will become effective on July 16, 2010.

/3/ On December 18, 2009 the Board of Trustees of Wells Fargo Variable Trist approved the liquidation of the VT Money Market Fund effective April 30, 2010.

/4/ On January 11, 2010 the Board of Trustees of Wells Fargo Variable Trust approved the name change of the VT Small/Mid Cap Value Fund to the VT Small Cap Value Fund effective May 1, 2010.

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                                   SCHEDULE A

                            WELLS CAPITAL MANAGEMENT
                        INVESTMENT SUB-ADVISORY AGREEMENT

                                  FEE AGREEMENT
                           WELLS FARGO VARIABLE TRUST

     This fee agreement is made as of the 1st day of May, 2003, between Wells Fargo Funds Management, LLC (the "Adviser") and Wells Capital Management Incorporated (the "Sub-Adviser") and

     WHEREAS, the parties and Wells Fargo Variable Trust (the "Trust") have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds").

     WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

     NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the following annual rates for each Fund listed in Appendix A:

NAME OF FUND                     SUB-ADVISORY RATE
------------------------------   ------------------
VT Asset Allocation Fund/5/      First 100M   0.15
                                 Next 100M    0.125
                                 Over 200M    0.10

VT Discovery Fund                First 100M   0.45
                                 Next 100M    0.40
                                 Over 200M    0.35

VT Core Equity Fund*             First 100M   0.35
                                 Next 100M    0.30
                                 Next 300M    0.20
                                 Over 500M    0.15

VT Equity Income Fund/6/         First 100M   0.35
                                 Next 100M    0.30
                                 Next 300M    0.20
                                 Over 500M    0.15

----------
/5/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the name change of the VT Asset Allocation Fund to the VT Index Asset Allocation Fund, effective May 1, 2010.

* In connection with the reorganization with the Evergreen family of funds, on December 18, 2009 and January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the establishment of new Wells Fargo Advantage VT shell funds to become effective on July 16, 2010.

/6/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Equity Income Fund into the VT Intrinsic Value Fund. Subject to the receipt of shareholder approval, the merger will become effective on July 16, 2010.

NAME OF FUND                     SUB-ADVISORY RATE
------------------------------   ------------------
VT Money Market Fund/7/          First 1B     0.05
                                 Next 2B      0.03
                                 Next 3B      0.02
                                 Over 6B      0.01

VT Omega Growth Fund*            First 100M   0.35
                                 Next 100M    0.30
                                 Next 300M    0.20
                                 Over 500M    0.15

VT Small/Mid Cap Value Fund/8/   First 100M   0.45
                                 Next 100M    0.40
                                 Over 200M    0.35

VT Opportunity Fund              First 100M   0.45
                                 Next 100M    0.40
                                 Over 200M    0.30

VT Small Cap Growth Fund         First 100M   0.55
                                 Next 100M    0.50
                                 Over 200M    0.40

VT Total Return Bond Fund        First 100M   0.20
                                 Next 200M    0.175
                                 Next 200M    0.15
                                 Over 500M    0.10

----------
/7/ On December 18, 2009 the Board of Trustees of Wells Fargo Variable Trust approved the liquidation of the VT Money Market Fund effective April 30, 2010.

/8/ On January 11, 2010 the Board of Trustees of Wells Fargo Variable Trust approved the name change of the VT Small/Mid Cap Value Fund to the VT Small Cap Value Fund effective May 1, 2010. Concurrently with the name change, the investment strategy will be revised to reflect a small cap strategy and the sub-advisory fee schedule will reflect the following small cap breakpoints: 0.55% on the first 100M; 0.50% on the next 100M; and 0.40% over 200M.

     The foregoing fee schedule is agreed to as of January 11, 2010 and shall remain in effect until changed in writing by the parties.

                                          WELLS FARGO FUNDS MANAGEMENT, LLC


                                          By:
                                              ----------------------------------
                                              Andrew Owen
                                              Executive Vice President

                                          WELLS CAPITAL MANAGEMENT INCORPORATED


                                          By:
                                              ----------------------------------
                                              Karen Norton
                                              Chief Operating Officer